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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-54410 of eB2B Commerce, Inc. on Form SB-2 of our report dated April 15, 2002 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP
New York, New York
May 14, 2002